SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                                    FORM 8-K

                      AMENDMENT TO CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): November 5, 2003


                            Checkpoint Systems, Inc.
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        (Exact name of registrant as specified in its charter)


                                  Pennsylvania
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     (State or other jurisdiction of incorporation or organization)



            1-11257                             22-1895850
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     (Commission File Number)        (I.R.S. Employer Identification No.)



        101 Wolf Drive, P.O. Box 188, Thorofare, New Jersey 08086
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                (Address of principal executive offices)


                                 (856) 848-1800
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            (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or address, if changed since last report)














     Item 5.     Other Events
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     On November 5, 2003, the Company issued a press release announcing that the holders of $30.3 million of the $35.0 million of aggregate principal amount of its existing 5-1/4% Convertible Subordinated Debentures due 2005 ("the Notes") called for redemption on November 8, 2003, elected to convert their Notes into 1,647,697 shares of the Company's common stock at a conversion price of $18.375 per share. The shares of Company common stock issuable as a result of the conversion will be freely-tradeable, unrestricted shares.

     The Notes were converted on November 3, 2003. Following the conversion, Checkpoint has approximately 34.5 million shares of common stock outstanding.

     On November 8, 2003, $4.7 million of the Notes will be automatically redeemed for cash, completing the planned $35.0 million redemption. Following the redemption, the principal balance of the Notes outstanding will be $85.0 million.



     Item 7.     Financial Statements and Exhibits
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1. Exhibits

Press release issued, November 5, 2003.



                            Signature
                            ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2003

Checkpoint Systems, Inc.

/s/W. Craig Burns
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Executive Vice President,
Chief Financial Officer
and Treasurer